SCHEDULE 14C INFORMATION
(Amendment No. 1)
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

INTRA-ASIA ENTERTAINMENT CORPORATION
(Name of Registrant as Specified in Its Charter)

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INTRA-ASIA ENTERTAINMENT CORPORATION
07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086
(86 10) 82671299

AMENDED INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

On or about June 18, 2007, Intra-Asia Entertainment Corporation, a Nevada corporation (the “Company”) mailed to the holders of record (the “Stockholders”) of its outstanding common stock, $.001 par value per share (the “Common Stock”) as of May 15, 2007, an information statement relating to a consent in lieu of a meeting, dated May 15, 2007, of Stockholders of the Company owning at least a majority of the then outstanding shares of Common Stock. The June 18 information statement related primarily to approval by Stockholders of a 1 for 6 reverse stock split. This Information Statement, which is first being mailed on or about July 30, 2007, to Stockholders of the outstanding Common Stock of the Company as of the close of business on July 24, 2007 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), amends and supersedes the June 18 information statement. None of the actions described in the June 18 information statement will be taken by the Company. Instead, the actions described in this Information Statement will be take when and as described herein.

This Information Statement relates to a written consent in lieu of a meeting, dated July 24, 2007, (the “Written Consent”) of Stockholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Intra-Asia Entertainment Corporation.

The Written Consent authorized an amendment to our Articles of Incorporation (the “Certificate of Amendment”) to:

(i) effect and implement a 1-for-7.5 reverse split of the outstanding shares of our Common Stock (the “Reverse Split”); and

(ii) change our name to “China TransInfo Technology Corp.”

A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and the Company’s Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State (the “Effective Date”).

  This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

/s/ Shudong Xia

Shudong Xia
Chief Executive Officer and President

GENERAL INFORMATION

This Information Statement is being first mailed on or about July 30, 2007, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders. This Information Statement amends and supersedes the information statement first mailed to Stockholders on or about June 18, 2007. The actions described in the June 18 information statement will not be taken by the Company. Instead, the actions described in this Information Statement will be take when and as described herein.

Only one copy of this Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock on any matter which may properly come before the stockholders.

On the Record Date, the Company had 147,008,332 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On July 24, 2007, our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the Certificate of Amendment and recommended that the Stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner. THE CERTIFICATE OF AMENDMENT SET FORTH IN APPENDIX A TO THIS INFORMATION STATEMENT SUPERSEDES THE FORM OF CERTIFICATE OF AMENDMENT ATTACHED TO THE JUNE 18 INFORMATION STATEMENT. The form of Certificate of Amendment attached to the June 18 information statement will not be adopted by the Company or filed with the Secretary of State of the State of Nevada. Instead, the Certificate of Amendment attached to this Information Statement as Appendix A will be adopted by the Company and filed with the Secretary of State of the State of Nevada when and as described in this Information Statement.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance. The Company has also agreed to effect the Reverse Split pursuant to the terms of the Purchase Agreement (as defined and more particularly described below).

Our Board of Directors has determined that the change of our name to “China TransInfo Technology Corp.” is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Amendment No. 1 to Registration Statement on Form SB-2 filed on July 20, 2007.

CONSENTING STOCKHOLDERS

On July 24, 2007, Karmen Investment Holdings, Ltd. and Leguna Verde Investments, Ltd., being the record holders of 71,748,984 and 9,562,195 shares of our Common Stock, constituting 48.81% and 6.50% of the issued and outstanding shares of Common Stock, respectively, consented in writing to the Certificate of Amendment.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Certificate of Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (“Preferred Stock”). Each share of Common Stock and Preferred Stock entitles its record holder to one (1) vote per share. Holders of the Company’s Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

At the close of business on the Record Date, the Company had 147,008,332 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of July 24, 2007 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Intra-Asia Entertainment Corporation, 07 Floor E-Wing Center, No. 113 Zhichunlu, Haidian District, Beijing, China 100086.

Name & Address of Beneficial Owner	Office, if Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)

Officers and Directors

Shudong Xia	Chief Executive Officer, President, Secretary and Director	Common Stock $0.001 par value	71,748,984(3)	48.81%

Zhibin Lai	Vice President	Common Stock $0.001 par value	0	*

Zhiping Zhang	Vice President of Research and Development	Common Stock $0.001 par value	0	*

Danxia Huang	Vice President of Finance and Treasurer	Common Stock $0.001 par value	0	*

All officers and directors as a group (4 persons named above)		Common Stock $0.001 par value	71,748,984(3)	48.81%

5% Securities Holder

Leguna Verde Investments, Ltd. P.O. Box 3444 Road Town, Tortola British Virgin Islands		Common Stock $0.001 par value	9,562,195(4)	6.50%

Karmen Investment Holdings, Ltd P.O. Box 3444 Road Town, Tortola British Virgin Islands		Common Stock $0.001 par value	71,748,984(3)	48.81%

The Pinnacle Fund, L.P. 4965 Preston Park Blvd. Suite 240 Plano, Texas 75093		Common Stock $0.001 par value	8,333,333(5)	5.67%

The Pinnacle China Fund, L.P. 4965 Preston Park Blvd. Suite 240 Plano, Texas 75093		Common Stock $0.001 par value	20,416,667(6)	13.89%

Barry M. Kitt c/o Pinnacle Fund, L.P. 4965 Preston Park Blvd. Suite 240, Plano, Texas 75093		Common Stock $0.001 par value	28,750,000(5) (6)	19.56%

* Less than 1%.

1Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the ordinary shares.

2A total of 147,008,332 shares of our common stock as of July 24, 2007 are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

3 Includes 71,748,984 shares of our common stock owned by Karmen Investment Holdings Ltd., which is wholly-owned by East Action Investment Holdings Ltd. of which Shudong Xia is a 68% shareholder. Mr. Xia may be deemed to be a beneficial owner of the shares held by Karmen Investment Holdings Ltd.

4 Chuang Yang is the owner of Leguna Verde Investments, Ltd. and exercises voting and investment power over the shares owned by Leguna Verde Investments, Ltd. Mr. Yang may be deemed to be a beneficial owner of the shares held by Leguna Verde Investments, Ltd.

5 Pinnacle Advisers, L.P. (“Advisers”) is the general partner of The Pinnacle Fund, L.P. (“Pinnacle”). Pinnacle Fund Management, LLC (“Management”) is the general partner of Advisers. Mr. Barry Kitt is the sole member of Management. Mr. Kitt has dispositive and voting power over the shares and may be deemed to be the beneficial owner of the shares of common stock beneficially owned by Pinnacle.

6 Pinnacle China Advisers, L.P. (“China Advisers”) is the general partner of The Pinnacle China Fund, L.P. (“Pinnacle China”). Pinnacle China Management, LLC (“China Management”) is the general partner of China Advisers. Kitt China Management, LLC (“China Manager”) is the manager of China Management. Mr. Barry Kitt is the manager of China Management. Mr. Kitt has dispositive and voting power over the shares and may be deemed to be the beneficial owner of the shares of common stock beneficially owned by Pinnacle China.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

On July 24, 2007, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment to our Amended and Restated Articles of Incorporation to (i) effect a 1-for-7.5 Reverse Split of our issued and outstanding Common Stock, and (ii) change our name to “China TransInfo Technology Corp.” to more accurately reflect our business operations. The Majority Stockholders approved the Certificate of Amendment, the Reverse Split and the change of our name pursuant to the Written Consent dated as of July 24, 2007. The proposed Certificate of Amendment are attached hereto as Appendix A. The Certificate of Amendment set forth in Appendix A to this Information Statement supersedes the form of Certificate of Amendment attached to the June 18 information statement. The form of Certificate of Amendment attached to the June 18 information statement will not be adopted by the Company or filed with the Secretary of State of the State of Nevada. Instead, the Certificate of Amendment attached to this Information Statement as Appendix A will be adopted by the Company and filed with the Secretary of State of the State of Nevada when and as described in this Information Statement.

1. Adoption of 1-for-7.5 Reverse Stock Split

Our Board of Directors unanimously approved, subject to Stockholder approval, the 1-for-7.5 Reverse Split of our issued and outstanding Common Stock, which will be effectuated in conjunction with the adoption of the Certificate of Amendment. Our Stockholders also approved each of these actions in the Written Consent. The 1-for-6 reverse stock split described in the June 18 information statement will not be effectuated. Instead, the 1 for 7.5 Reverse Split will be effectuated in lieu of the previously described 1-for-6 reverse stock split.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock. The Reverse Split also effectively increases the number of authorized and unissued shares of our Common Stock available for future issuance. The Reverse Split will become effective on the Effective Date which occurs when the Certificate of Amendment is filed with the Secretary of State of the State of Nevada following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act. We currently have no plans, agreements, proposals, arrangements, or understanding, for the issuance of additional shares of Common Stock for any purpose, including future acquisitions or financing transactions. We may consider issuing additional shares in the future, but at this time we have no definite plans in this regard.

The table below sets forth, as of the Record Date, the following information both before and after the proposed Reverse Split (subject to slight adjustments resulting from the rounding of fractional shares):

•	the number of issued and outstanding shares of Common Stock;
•	the number of authorized and reserved shares of Common Stock;
•	the number of authorized but unissued and unreserved shares of Common Stock.

	Pre-Reverse Split	Post-Reverse Split
Number of issued and outstanding shares of Common Stock	147,008,332	19,601,111
Number of authorized and reserved shares of Common Stock	2,083,333	277,778
Number of authorized but unissued and unreserved shares of Common Stock	908,335	130,121,111

Purposes for Reverse Split and Effect on Common Stock

The Company is required to effect a 1-for-6 reverse stock split pursuant to a securities purchase agreement, dated as of May 14, 2007, by and among the Company and all predecessors thereto, Cabowise International Ltd., a British Virgin Islands company, PKU Chinafront High Technology Co., Ltd., a company organized under the laws of the People’s Republic of China, the selling stockholders identified on the signature pages thereto and the investors identified on the signature pages thereto (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”). We agreed to effect the 1-for-6 reverse stock split in order to reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance.

Unless the number of outstanding shares of Common Stock is reduced by a reverse stock split, the number of shares outstanding upon the issuance of additional shares will be so great that the per share value of the Company’s stock will be very small. A low stock price can have the effect of reducing the liquidity of a corporation’s stock and the Board of Directors believes that it will not be in the best interests of the Company to have a very low per share stock price. Our Board of Directors hopes that a reverse stock split will result in a higher per share market price of our Common Stock. In addition, brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price. Our Board of Directors believes these issues are best addressed by increasing the value per share of our Common Stock, which we believe will occur as a result of a reverse stock split.

Our Board of Directors also believes that effecting a reverse stock split may lead to an increase in the trading price of our Common Stock, which is a necessary requirement to list our securities on either the Nasdaq Stock Market (“Nasdaq”) or the American Stock Exchange (“Amex”). In order to be listed on Nasdaq or Amex, the Company must satisfy certain listing requirements, one of which is that the Company’s Common Stock must have a minimum bid price of $5.00 per share for Nasdaq and $3.00 per share for Amex. On July 27, 2007, the closing bid price of the Company’s Common Stock on the OTC Bulletin Board was $.48. Our Board of Directors expects that a reverse stock split will increase the bid price per share of our Common Stock above the per share minimum bid price, and thereby satisfy one of Nasdaq’s and Amex’s listing requirements. However, we cannot be certain that a reverse stock split will, initially or in the future, have the intended effect of raising the bid price of our Common Stock above $3.00 or $5.00 per share.

Following approval of the 1-for-6 reverse stock split, our Board of Directors re-evaluated the reverse split ratio in light of the number of shares of the Company’s capital stock issued and outstanding and came to the conclusion that a 1-for-7.5 reverse stock split would more effectively achieve the purposes set forth above. Therefore, on July 24, 2007 we entered into a letter agreement (the “Letter Agreement”) with two of the investors signatory to the Purchase Agreement, Pinnacle China Fund, LP and The Pinnacle Fund, LP, whereby the parties thereto agreed to amend the Purchase Agreement to increase the reverse stock split ratio to 1-for-7.5. A form of the Purchase Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed on May 14, 2007 and a copy of the Letter Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed on July 30, 2007.

We hope that the decrease in the number of shares of our outstanding Common Stock resulting from the 1-for-7.5 Reverse Split, and the concurrent increase in the per share trading price, will encourage greater interest in our Common Stock among members of the financial community and the investing public and possibly create a more liquid market for our Stockholders. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares outstanding, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Split is effected. We cannot be certain that the Reverse Split will achieve any of the desired results, or that the price per share of our Common Stock immediately following the Reverse Split will increase, or that the increase, if any, will be sustained for any period of time. We are not aware of any present efforts by anyone to accumulate our Common Stock, and the Reverse Split is not intended to be an anti-takeover device.

On the Effective Date, 7.5 shares of Common Stock will automatically be combined and changed into 1 share of Common Stock. No additional action on our part or any Stockholder will be required in order to effect the 1-for-7.5 Reverse Split. Certificates that represent pre-Reverse Split shares will automatically, and without any action on the part of any person, represent one-sixth of such pre-Reverse Split shares following the Effective Date.

No fractional shares of post-Reverse Split Common Stock will be issued to any stockholder. Accordingly, Stockholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Split Common Stock, will, upon surrender of their certificates representing shares of pre-Reverse Split Common Stock, receive, if they hold a fractional share equal to one-half or more, a full share of our Common Stock, and if they hold a fractional share equal to less than one-half of a share of our Common Stock, then that fractional share will be cancelled.

We will obtain a new CUSIP number for our Common Stock at the time of the 1-for-7.5 Reverse Split. Following the effectiveness of the Reverse Split, every 7.5 shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent 1 share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the purpose of the 1-for-7.5 Reverse Split is to raise the per share price of the Common Stock and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the 1-for-7.5 Reverse Split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no plans or proposals to adopt other provisions or enter into other arrangements that many have anti-takeover ramifications.

Other provisions of our Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management. Our Articles of Incorporation provide that our Board of Directors may issue, without further stockholder approval, up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more classes or series within a class. Any Preferred Stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. According to our Bylaws and Articles of Incorporation, neither the holders of the Company’s Common Stock nor the holders of the Company’s Preferred Stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

Federal Income Tax Consequences of the Reverse Split

The combination of 7.5 shares of pre-Reverse Split Common Stock into 1 share of post-Reverse Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split Common Stock will be transferred to the post-Reverse Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all Stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

2. Name Change

Our current Amended and Restated Articles of Incorporation recite that the name of the Company is “Intra-Asia Entertainment Corporation”.

Our Board of Directors unanimously approved, subject to Stockholder approval, the Certificate of Amendment to change the name of our company from “Intra-Asia Entertainment Corporation” to “China TransInfo Technology Corp.”

Stockholder approval for the Certificate of Amendment changing the Company’s name was obtained by Written Consent of Stockholders holding at least a majority of our issued and outstanding Common Stock, as of the Record Date. The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our Stockholders as of the Record Date.

Purposes for Name Change

The change of our name to “China TransInfo Technology Corp.” is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Amendment No. 1 to Registration Statement on Form SB-2 filed on July 20, 2007.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

 Our corporate name is Intra-Asia Entertainment Corporation. We were originally incorporated in Nevada on August 3, 1998 under the name R & R Ranching, Inc. to breed bison. On or about March 2003, R & R Ranching Inc. sold its bison to Blue Sky Bison Ranch, Ltd.

On March 31, 2003, we entered into an Agreement and Plan of Reorganization (the “GloTech Delaware Acquisition Agreement”) with GloTech Industries, Inc., a Delaware corporation (“GloTech Delaware”). GloTech Delaware was incorporated on July 18, 2002 and its business was the designing and marketing of safety products using electroluminescent technology developed in cooperation with the University of Florida. Under the GlowTech Delaware Acquisition Agreement, GloTech Delaware became our wholly-owned subsidiary and we changed our name to GloTech Industries, Inc.

On or about June 2004, we sold all of our business relating to the designing and marketing of safety products using electroluminescent technology to Marmaduke Capital Group, LLC, an entity related to an officer of the Company at the time of such sale.

On December 10, 2003, we executed an Agreement and Plan of Reorganization (the “Intra-Asia Agreement”) with Intra-Asia Entertainment Corporation, a Delaware corporation (“Intra-Asia Delaware”), whereby Intra-Asia Delaware became our wholly-owned subsidiary and we amended our Articles of Incorporation to change our name to “Intra-Asia Entertainment Corporation.” At the time of the acquisition, Intra-Asia Delaware held an 85% equity interest in Weifang Fuhua Amusement Park Co., Ltd. (“Fuhua”), a Chinese joint venture organized in 1991 which held an equity interest in the Weifang Fuhua Amusement Park.

On January 31, 2006, our wholly-owned subsidiary, Intra-Asia Delaware, entered into a Share Purchase Agreement (the “Beijing Purchase Agreement”) with Beijing Maidashi Investment Co., Ltd. (“Beijing Maidashi”), a Chinese corporation, pursuant to which we sold all of our shares of Fuhua. Under the Beijing Purchase Agreement, Beijing Maidashi took over all of Intra-Asia Delaware’s rights and liabilities in Fuhua Amusement Park. Thereafter in the first half of 2006, Intra-Asia Delaware completed the sale of its eighty-five percent (85%) interest in Fuhua by entering into a supplementary agreement with Beijing Maidashi.

Since the closing of the Beijing Purchase Agreement until May 14, 2007, when we completed a reverse acquisition transaction with Cabowise International Ltd., a British Virgin Islands company (“Cabowise”), we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

Cabowise does not have any subsidiaries nor is it engaged in any business. Cabowise’s sole asset was its option to purchase an eighty-five percent (85%) interest in Beijing PKU Chinafront High Technology Co., Ltd. (“PKU”, and such option, the “PKU Option”). In connection with the reverse acquisition, Cabowise agreed to assign the PKU Option to our subsidiary Oriental Intra-Asia Entertainment (China) Limited, a Chinese company (“Oriental Intra-Asia”). On May 14, 2007, Cabowise, PKU and Oriental Intra-Asia entered into an assignment and assumption agreement whereby Cabowise assigned the PKU Option to Oriental Intra-Asia. On May 14, 2007, Oriental Intra-Asia exercised the PKU Option and Oriental Intra-Asia became the owner of an eighty-five percent (85%) equity interest in PKU.

PKU was established with the approval of Haidian Branch of Beijing Municipal Administration of Industry and Commerce on October 30, 2000. PKU’s main business is software and other technology development, consulting, software and technology licensing, and systems integration.

The reverse acquisition transaction resulted in a change of control of the Company. In connection with the reverse acquisition transaction, we issued to the stockholders of Cabowise 81,311,179 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Cabowise. Cabowise thereby became our wholly owned subsidiary and the former stockholders of Cabowise became our controlling stockholders.

Upon the closing of the reverse acquisition on May 14, 2007, James Reskin, a director of the Company, submitted his resignation letter pursuant to which he resigned from his position as director effective immediately, and Stanley Wu and Leliang Zhang submitted their resignation letters pursuant to which they resigned from their positions as our directors that became effective on May 27, 2007. Shudong Xia was appointed as our director at the effective time of the resignation of James Reskin and Danxia Huang was appointed as our director at the effective time of the resignations of Stanley Wu and Leliang Zhang. In addition, Stanley Wu, Leliang Zhang and Xingming Zhang resigned as officers of the Company and were replaced by PKU’s executive officers effective upon the closing of the reverse acquisition on May 14, 2007.

As a result of the reverse acquisition transaction with Cabowise, we entered into a new business. Through our indirect, majority-owned Chinese subsidiary PKU, we are now a total solutions provider of Geography Information Systems application software and services. PKU provides its products and services to various segments, including the Transportation, Digital City and Land & Resources departments of the Chinese government. We are changing our name to “China TransInfo Technology Corp.” to reflect our new business and to be similar to the names of our subsidiary companies.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, and other information about the business and operations of the Company, you may refer to our Amendment No. 1 to Registration Statement on Form SB-2 filed on July 20, 2007 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

Appendix A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Intra-Asia Entertainment Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 is hereby amended to read as follows:

"Article 1: The name of the Corporation is China TransInfo Technology Corp."

Article 3 is hereby amended by adding the following as the third and last paragraph of Article 3:

"Effective as of the filing date of this Certificate of Amendment, each 7.5 shares of the issued and outstanding Common Stock, $0.001 per share, of the Corporation shall be reverse split into one (1) share of Common Stock of the Corporation. This reverse split shall affect only the issued and outstanding shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse split shall receive, if they hold a fractional share equal to one-half or more, a full share of Common Stock, and if they hold a fractional share equal to one-half of a share of Common Stock, then that fractional share will be cancelled."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 55.3%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07